Exhibit 10.4

Equity transfer Agreement

Party A: Guangzhou Youxin Technology Co., Ltd.

Party B: Lin Shaofen

Date of Signature: November 8, 2022

Party A: Guangzhou Youxin Technology Co., Ltd.

Address: Room 802-803, No.13, Hai’an Road, Tianhe District, Guangzhou

Party B: Lin Shaofen

Address: No.1, Jian Bei Da Xiang West, Long District, Longjiang Town, Huilai County, Guangdong Province

This agreement is made by Party A and Party B on the equity transfer of Guangxi Yousen Network Technology Co., Ltd. Signed in the conference room of Beihai Company on November 8, 2022.

Based on the principle of equality and mutual benefit, Party A and Party B reach the following agreement through friendly negotiation:

Article 1 Equity Transfer

Party A agrees to transfer the 60% of the equity of Guangxi Yousen Network Technology Co., Ltd. with a total investment of 2,000,000 yuan to Party B, and Party B agrees to transfer the above equity.

Article 2 Guarantee

2.1 Party A guarantees that the equity transferred to Party B is the true capital contribution of Party A in Guangxi Yousen Network Technology Co., Ltd., and is the equity legally owned by Party A. Party A has the full right to dispose of it. Party A guarantees that it has not set up any mortgage, pledge or guarantee for the transferred equity and is protected from any third party. Otherwise, all party A shall bear the responsibilities arising therefrom.

2.2 After party A’s transfer of its equity, its original rights and obligations in Guangxi Yousen Network Technology Co., Ltd. shall be transferred to Party B along with the transfer of the equity.

2.3 Party B acknowledges the articles of association of Guangxi Yousen Network Technology Co., Ltd. and guarantees to perform its obligations and responsibilities in accordance with the articles of Association.

Article 3 Sharing of Profits and Losses

After the consent of the company by the registration authority and the registration of shareholder change, Party B shall become the shareholder of Guangxi Yousen Network Technology Co., Ltd., and share the profits and losses of the company according to the proportion of capital contribution and the articles of association.

Article 4 Modification and Termination of the Agreement

The agreement may be modified or rescinded in any of the following circumstances, but both parties must sign a written modification or rescission of the agreement.

4.1 This Agreement cannot be performed due to force majeure or external causes that cannot be prevented by the fault of one party.

4.2 One party loses the actual ability to perform the agreement.

4.3 The breach of agreement by one or two parties seriously affects the economic interests of the non-breaching party and makes the performance of the agreement unnecessary.

4.4 Due to the change of circumstances, both parties agree to change or terminate the agreement through negotiation.

Article 5 Settlement of Disputes

5.1 Disputes related to the validity, performance, breach and termination of this Agreement shall be settled by the parties through friendly negotiation.

5.2 If no agreement can be reached through negotiation, either party may apply for arbitration or bring a suit in a people’s court.

Article 6 Conditions and Dates for the Effectiveness of the Agreement

This agreement shall come into force upon being signed by all parties.

Article 7 This agreement is made in quadruplicate, with each party holding one copy and submitting one copy to the administrative department for industry and commerce, and the company keeping one copy, all of which shall have the same legal effect.

(Below is a signature page, without any main text)

This agreement is made on the day of November 8, 2022 in the conference room of Beihai Company, by and between the following parties.

Party A: (Seal)	Party B: (Seal)